Exhibit 10.1

RESIGNATION of the DIRECTOR

of

PARADIGM RESOURCE MANAGEMENT CORPORATION

The following is a true copy of the resignation of the Director of the Corporation, held on this 11th of September, 2015.

I, TAKANORI (TED) OZAKI, do hereby formally RESIGN as Director and CEO and any other corporate affiliation and do hereby sever any and all official ties, duties, obligations or liabilities regarding PARADIGM RESOURCE MANAGEMENT CORPORATION and do hereby, by affixing, my signature hereto, officially as my last corporate act, DO HEREBY RESIGN.

DATED: 11th September, 2015

/s/ Takanori Ozaki

TAKANORI OZAKI